Exhibit 1.1

$500,000,000

Rowan Companies, Inc.

7.375% Senior Notes due 2025

Underwriting Agreement

December 6, 2016

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

$500,000,000

Rowan Companies, Inc.

7.375% Senior Notes due 2025

Underwriting Agreement

December 6, 2016

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

One Bryant Park

New York, NY 10036

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Rowan Companies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named on Schedule I hereto (the “Underwriters”), for which Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc. are acting as Representatives (the “Representatives”), $500,000,000 aggregate principal amount of its 7.375% Senior Notes due 2025 (the “2025 Notes” or the “Notes”), guaranteed pursuant to the guarantees (the “Guarantees” and together with the Notes, the “Securities”) provided by Rowan Companies plc, a public limited company incorporated under the laws of England and Wales (the “Parent” and together with the Company, the “Obligors”). The Securities will have terms and provisions that are summarized in the Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined in Section 1(a) hereof). The Securities will be issued pursuant to an Indenture dated as of July 21, 2009 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture thereto, dated as of May 4, 2012, among the Company, the Parent and the Trustee (the “Third Supplemental Indenture”), and the Eighth Supplemental Indenture thereto to be dated as of December 19, 2016 (the “Eighth Supplemental Indenture”) by and among the Obligors and the Trustee. The Base Indenture as amended and supplemented by the Third Supplemental Indenture and the Eighth Supplemental Indenture is referred to herein as the “Indenture.” This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Securities from the Obligors by the Underwriters.

1.	Representations, Warranties and Agreements of the Obligors.

Each of the Obligors jointly and severally represents and warrants to, and agrees with, each Underwriter that:

(a) An “automatic shelf registration statement” (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), on Form S-3 in respect of the

Securities (File No. 333-204157) (i) has been prepared by the Obligors in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) thereunder, in all material respects, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 2 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act. Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been made available by the Company to the Representatives; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 7:48 PM (New York City time) on the date of this Agreement;

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Securities;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Obligors on or before the Applicable Time and identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

“Final Term Sheet” means the term sheet prepared pursuant to Section 5(a) of this Agreement and substantially in the form as filed on December 6, 2016 pursuant to Rule 433 under the Securities Act;

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Obligors or used or referred to by the Company or the Parent in connection with the offering of the Securities, including the Final Term Sheet;

“Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters;

“Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and the final prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters; and

“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this

Agreement). Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Parent on Form 10-K or other report filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

(b) The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against either Obligor or related to the offering of the Securities has been instituted or threatened by the Commission. The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, and no proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus. The Commission has not notified either Obligor of any objection to the use of the form of the Registration Statement.

(c) The Parent has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) and each of the Obligors has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations), in each case at all times relevant under the Securities Act in connection with the offering of the Securities.

(d) The Registration Statement conformed on the Effective Date and conforms as of the date hereof, and any amendment to the Registration Statement filed after the date hereof will conform when filed, in each case in all material respects, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendment or supplement thereto, will conform as of its date and as of the Closing Date, in each case in all material respects, to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.

(e) The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Obligors through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 13 hereof).

(f) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Obligors through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 13 hereof).

(g) The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Obligors through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 13 hereof).

(h) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Each of the Parent and the Parent’s Significant Subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act) has been duly organized and is validly existing and in good standing as a public limited company, a corporation or other business entity under the laws of its jurisdiction of incorporation or organization, with all power and authority necessary to conduct the business in which it is engaged or to own or lease its properties; and each of the Parent and the Parent’s Significant Subsidiaries is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Parent and its Subsidiaries (as such term is defined in Rule 405 of the Rules and Regulations) taken as a whole or (ii) the ability of the Obligors to perform their respective obligations under this Agreement, the Indenture or the Securities, as applicable (a “Material Adverse Effect”).

(j) All of the outstanding shares of capital stock of each Significant Subsidiary of the Parent that is a corporation have been duly authorized and validly issued, and are fully paid and nonassessable. Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock, partnership interests or other ownership interests of each such Significant Subsidiary are owned directly or indirectly by the Parent, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(k) The Obligors have the requisite power and authority and have taken all necessary action to authorize this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by the Obligors.

(l) The Base Indenture has been duly authorized and executed by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Eighth Supplemental Indenture has been duly authorized by the Obligors, and upon execution and delivery thereof by the Obligors and the Trustee, the Eighth Supplemental Indenture will be a valid and binding agreement of the Obligors, enforceable against the Obligors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms to the description thereof in the most recent Preliminary Prospectus and the Prospectus.

(m) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms and the terms of the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Notes conform, or will conform, to the description thereof in the Disclosure Package and the Prospectus. The Guarantee of the Notes has been duly authorized by the Parent and, upon execution of the Notes by the Company, execution and delivery of the Eighth Supplemental Indenture by the Obligors and the Trustee, authentication of the Notes by the Trustee in accordance with the Indenture and delivery of the Notes to the Underwriters against payment therefor in accordance with the terms of this Agreement, the Guarantee of the Notes will constitute a valid and binding obligation of the Parent entitled to the benefits of the Indenture and enforceable against the Parent in accordance with the terms of the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n) None of the execution or delivery of this Agreement by the Obligors, the consummation of the transactions contemplated hereby, the execution and delivery of the Eighth Supplemental Indenture and the Notes by the Company, the execution and delivery of the Eighth Supplemental Indenture by the Parent, or compliance by the Obligors with all of the provisions of this Agreement, the Indenture and the Notes, as applicable, will result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any claim, lien, encumbrance or security interest upon any property or asset of the Parent or any of its Subsidiaries under, (i) the articles of association, certificate of incorporation, by-laws, partnership agreement or other constitutive documents of the Parent or any of its Subsidiaries, (ii) any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject, or (iii) any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Parent or any of its Subsidiaries or any of their respective properties or assets, except in the case of the foregoing clauses (ii) and (iii) to the extent any such violation, breach or default would not, individually or in the aggregate, have a Material Adverse Effect.

(o) Neither the filing of the Registration Statement, the most recent Preliminary Prospectus or the Prospectus nor the offer or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Obligors.

(p) Neither the Parent nor any of its Subsidiaries (i) is in violation or breach of its articles of association, certificate of incorporation, by-laws, partnership agreement or other constitutive documents, except any such violation or breach by any subsidiaries that are not Significant Subsidiaries to the extent any such violation or breach would not, individually or in the aggregate, have a Material Adverse Effect, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Parent or any of its Subsidiaries or any of their respective properties or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary for the conduct of its business or the ownership or holding of its property, except in the case of clauses (ii), (iii) and (iv), to the extent any such violation, breach, default or failure would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No consent, approval, order or authorization of any governmental agency or body or court is required in connection with the consummation of the transactions contemplated by this Agreement, the Indenture or the Notes, except for consents, approvals, orders and authorizations required under the securities or “Blue Sky” laws of certain jurisdictions, and except, further, for such consents, approvals, orders and authorizations that have been obtained and are in full force and effect.

(r) There is no contract or document required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus that is not described or filed as required.

(s) Since the date of the most recent financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, there has not been any material adverse change in the capital stock of the Parent or any material adverse change in the long-term debt of the Parent and its Subsidiaries on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Parent and its Subsidiaries taken as a whole.

(t) Since the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus, the Parent and its Subsidiaries have not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on capital stock of the Parent.

(u) The industry data and estimates set forth in the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Obligors believe to be reliable or represent the Obligor’s good faith estimates based on data derived from such sources.

(v) The financial statements and the notes thereto included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods indicated and comply as to form in all material respects with the Rules and Regulations, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly in all materials respects the information required to be stated therein.

(w) Deloitte & Touche LLP, which has audited certain consolidated financial statements of the Company and its Subsidiaries and which has audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(x) The Parent and its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Parent’s internal control over financial reporting is effective, and there are no material weaknesses or significant deficiencies in its internal control over financial reporting.

(y) (i) The Parent and its Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Parent and its Subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Parent and its Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(z) Since the date of the most recent balance sheet of the Company and its consolidated Subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the Company, (i) neither the Parent nor the Company has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Parent or any of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls of the Parent and each of its Subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa) There is and has been no failure on the part of the Obligors or any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(bb) Neither the Parent nor any of its Subsidiaries is, and on the Closing Date, after giving effect to the offering of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(cc) There is no litigation or legal or governmental proceeding to which the Parent or any of its Subsidiaries is a party or to which any property or assets of the Parent or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries that (i) if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect, except as disclosed in the most recent Preliminary Prospectus and the Prospectus, or (ii) is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus and is not disclosed.

(dd) Neither the Parent nor any of its Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which might cause or result in, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(ee) The Notes will be pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company. The Guarantees will be pari passu with all existing and future unsecured and unsubordinated indebtedness of the Parent.

(ff) No labor disturbance by the employees of the Parent or any of its Subsidiaries exists or, to the knowledge of the Parent, is threatened that would, individually or in the aggregate, have a Material Adverse Effect.

(gg) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which each of the Company or any member of the Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”), has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA, (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of the Company’s Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(hh) (i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Parent and its Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof (subject to permitted extensions) and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Parent or any of its Subsidiaries, and (ii) the Parent does not have any knowledge of any tax deficiencies that, if determined adversely to the Parent or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(ii) The Parent and its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus and the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect; and each of the Parent and its Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) The Parent and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(kk) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Parent or any of its Subsidiaries (or, to the knowledge of the Obligors, any of their predecessors-in-interest) at, upon or from any of the properties now or previously owned or leased by the Parent or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that could result in the imposition of liability under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not have, and could not reasonably be expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Parent or any of its Subsidiaries or with respect to which the Parent or any of its Subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not have, and could not reasonably be expected to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ll) Neither the Parent nor any of its Subsidiaries, nor, to the knowledge of the Obligors, any director, officer, agent, employee, affiliate or other person acting on behalf of the Parent or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 or any other applicable anti-bribery laws or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, and the Parent and its Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010. No part of the proceeds of the offering will be used by the Company or any of its Subsidiaries, directly or indirectly, in violation of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or the rules or regulations thereunder.

(mm) The operations of the Parent and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in an applicable jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Obligors, threatened.

(nn) Neither the Parent nor any of its Subsidiaries nor, to the knowledge of the Obligors, any director, officer, agent, employee or affiliate of the Parent or any of its Subsidiaries (i) is, or is controlled by, an individual or entity that is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries”) in violation of applicable law, or (iii) will directly or indirectly use, and the Parent will not permit the Company to use, the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, for the purpose of financing or facilitating the activities of any person or Sanctioned Country at the time of such financing or facilitation in violation of any Sanctions.

(oo) Except as described in the Disclosure Package, since the date of the latest audited financial statements included in the Disclosure Package, neither the Parent nor any of its Subsidiaries has (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business, and (iv) since such date, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, properties, management, business or prospects of the Parent and its Subsidiaries, taken as a whole.

(pp) The Parent and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Disclosure Package and such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Parent and its Subsidiaries. All assets held under lease by the Parent or its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Parent or any of its Subsidiaries.

(qq) There are no legal or governmental proceedings or contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or, in the case of documents, would be required to be filed as exhibits to a registration statement of the Obligors pursuant to Item 601(10) of Regulation S-K that have not been described in the Disclosure Package. Neither the Parent nor any of its Subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made in the Disclosure Package under the captions “Description of Notes,” “Description of Debt Securities,” “Description of Guarantees” and “Material United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(rr) Except as disclosed in the Disclosure Package, the Parent and its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Parent and its Subsidiaries are in full force and effect; the Parent and its Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Parent nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by the Parent or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Parent nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ss) No relationship, direct or indirect, that would be required to be described in a registration statement of the Obligors pursuant to Item 404 of Regulation S-K, exists between or among the Parent or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Parent or any of Parent’s Subsidiaries, on the other hand, that has not been described in the Disclosure Package.

(tt) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(uu) Neither the Parent nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(vv) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 8 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(ww) The Obligors have not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Conduct Authority under the Financial Services and Markets Act 2000.

(xx) The Obligors acknowledge that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Obligors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(yy) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

For purposes of this Section 1, as well as for Section 6 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

2.	Purchase of the Securities by the Underwriters.

Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of the Notes (and the related Guarantees) set forth opposite such Underwriter’s name in Schedule I hereto, at a price equal to 98.769% of the principal amount thereof, plus accrued interest, if any, thereon from December 19, 2016.

3.	Delivery of and Payment for the Securities.

Delivery of the Securities will be made at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, or at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 10:00 A.M., Houston, Texas time, on December 19, 2016 or on such later date not more than ten Business Days after such date as may be determined by the Representatives and the Company (the “Closing Date”).

Delivery of the Securities will be made to the Representatives by or on behalf of the Obligors against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Securities will be made through the facilities of The Depository Trust Company unless the Representatives otherwise instruct. Delivery of the Securities at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4.	Covenants of the Obligors.

The Obligors, jointly and severally, covenant and agree with each Underwriter that:

(a) The Obligors (i) will prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representatives after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and will furnish the Representatives with copies thereof; (iv) will prepare the Final Term Sheet approved by the Representatives and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations with required legending and within the time period prescribed by such Rule; (v) will advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, of receipt by the Obligors from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) will use their best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.

(b) The Obligors will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus that, in the opinion of the Representatives, may be necessary or advisable in connection with the offering of the Securities.

(c) The Obligors will furnish to the Representatives and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, the Final Term Sheet and any other Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(d) During the period in which the Prospectus relating to the Securities (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Obligors will comply with all requirements imposed upon them by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions of this Agreement and by the Prospectus. If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company or the Parent will promptly notify the Representatives and will, subject to Section 4(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Obligors) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request.

(e) As soon as practicable, the Company or the Parent will make generally available to its security holders and the Underwriters an earnings statement (which need not be audited) satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(f) The Obligors will, whether or not this Agreement is terminated or the sale of the Securities to the Underwriters is consummated, pay all fees, expenses, costs and charges in connection with: (i) the preparation, printing, filing, registration, delivery, distribution and shipping (including any form of electronic distribution) of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivering this Agreement, the Indenture, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Securities; (iii) the services of the Company’s independent registered public accounting firm; (iv) the services of the Company’s counsel; (v) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 4(l) hereof and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel to the Underwriters); (vi) any rating of the Notes by rating agencies; (vii) any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities (including related fees and expenses of counsel to the Underwriters); (viii) the services of the Trustee and any agent of the

Trustee (including the fees and disbursements of counsel for the Trustee); (ix) any “road show” or other investor presentations relating to the offering of the Securities (including, without limitation, for meetings, travel and one-half the cost of private aircraft rental); and (x) otherwise incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 4(f). It is understood, however, that, except as provided in this Section 4(f) or Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Securities as well as one-half the cost of private aircraft rental for the “road show” or other investor presentations. If the sale of the Securities provided for herein is not consummated by reason of acts of the Obligors or changes in circumstances of the Obligors pursuant to Section 10 of this Agreement, or by reason of any failure, refusal or inability on the part of the Obligors to perform any agreement on their part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled or if the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters pursuant to Section 9 hereof), the Company or the Parent will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Securities or in contemplation of the performance by them of their obligations hereunder.

(g) Until completion of the distribution of the Securities, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(h) The Company will apply the net proceeds from the sale of the Securities as set forth in the most recent Preliminary Prospectus and the Prospectus.

(i) Until 30 days following the date of the Prospectus, the Obligors will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, pledge, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Notes (including, without limitation, with respect to the maturity, currency, interest rate and other material terms thereof).

(j) The Company or the Parent will pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations and in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(k) If required by Rule 430B(h) of the Rules and Regulations, the Obligors will prepare a prospectus in a form approved by the Representatives and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and the Obligors will make no further amendment or supplement to such prospectus that will be disapproved by the Representatives promptly after reasonable notice thereof.

(l) The Obligors will cooperate with the Underwriters and with counsel to the Underwriters in connection with the qualification of the Securities for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that in no event will the Company or the Parent be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than for actions or proceedings arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(m) The Obligors will not take, directly or indirectly, any action designed to cause or result in, or that might cause or result in, stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(n) The Company will comply with all agreements set forth in the representation letters of the Company to DTC relating to the acceptance of the Securities for “book-entry” transfer through the facilities of DTC.

5.	Free Writing Prospectuses.

(a) The Obligors represent and warrant to, and agree with, each Underwriter that (i) the Obligors have not made, and will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule II hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Obligors have complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter represents and warrants to, and agrees with, the Obligors and each other Underwriter that it has not made, and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Obligors and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities.

(c) The Obligors agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission.

6.	Conditions of Underwriters’ Obligations.

The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Obligors contained herein, to the performance by the Obligors of their obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Securities for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the Securities Act; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto shall have been received by the Company or the Parent; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives’ reasonable satisfaction.

(b) No Underwriter shall have been advised by the Company or the Parent, or shall have discovered and disclosed to the Company or the Parent, that the Registration Statement, the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Representatives or of counsel to the Underwriters, is material, or omits to state any fact which, in the opinion of the Representatives or of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) The Representatives shall have received from Baker Botts L.L.P., counsel to the Underwriters, such opinion or opinions, addressed to the Underwriters, dated as of and delivered on the Closing Date and in form and substance satisfactory to the Representatives, with respect to the Securities, Indenture, Registration Statement, Prospectus and Disclosure Package and other related matters as the Representatives may reasonably require, and the Obligors shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Representatives shall have received from Latham & Watkins LLP, counsel for the Company, (i) the opinion or opinions, addressed to the Underwriters, dated as of and delivered on the Closing Date and substantially in the form of Annex A and Annex C hereto and (ii) the negative assurance letter, addressed to the Underwriters, dated as of and delivered on the Closing Date and substantially in the form of Annex B hereto.

(e) The Representatives shall have received a certificate, dated as of and delivered on the Closing Date, signed by the Chief Executive Officer of the Company and by the Chief Financial Officer or the Chief Accounting Officer of the Company and signed by the Chief Executive Officer of the Parent and by the Chief Financial Officer or the Chief Accounting Officer of the Parent to the effect that: (i) the representations and warranties of each of the Obligors in this Agreement are true and correct, as if made at and as of the Closing Date, and the Obligors have complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for any such purpose have been initiated or, to the knowledge of such officers, threatened; and the Commission has not notified the Company or the Parent of any objection to the use of the form of Registration Statement or any post-effective amendment thereto; (iii) all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations have been made within the time periods prescribed by such Rules; (iv) since the initial Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that has not been so set forth and there has been no document required to be filed under the Securities Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder that upon such filing would be deemed to be incorporated by reference into the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that has not been so filed; and (v) no event contemplated by Section 6(f) hereof has occurred.

(f) Except as described in the most recent Preliminary Prospectus and the Prospectus, (i) neither the Parent nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any material adverse change in the capital stock of the Parent or any material adverse change in the long-term debt of the Parent and its Subsidiaries on a consolidated basis or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Parent and its Subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Securities or on the terms and in the manner contemplated in the Prospectus.

(g) Concurrently with the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP, the Company’s independent registered public accounting firm, a “comfort” letter (the “initial comfort letter”) addressed to the Representatives on behalf of the Underwriters, dated and delivered on the date hereof, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) The Representatives shall have received a “bring-down comfort” letter (the “bring-down comfort letter”) from Deloitte & Touche LLP, the Company’s independent registered public accounting firm, addressed to the Representatives on behalf of the Underwriters, dated as of and delivered on the Closing Date, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the

Commission, (ii) stating, as of the date of the bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial comfort letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial comfort letter.

(i) Prior to or on the Closing Date, the Representatives shall have been furnished by the Company such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

(j) Subsequent to the execution and delivery of this Agreement, (i) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, properties, management, business or prospects of the Parent and its Subsidiaries, taken as a whole, (ii) no downgrading shall have occurred in the rating accorded to the debt securities of the Parent or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act), and (iii) no such organization shall have publicly announced that it has any such debt securities under surveillance or review with possible negative implications.

(k) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) a material disruption in commercial banking or securities settlement or clearance services shall have occurred, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (v) there shall have occurred any other calamity or crisis or change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Securities or on the terms and in the manner contemplated in the Prospectus.

All opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions of this Agreement only if they are satisfactory in form and substance to the Representatives and to counsel for the Underwriters. The Obligors will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as the Representatives will reasonably request.

7.	Covenants of the Underwriters.

The Underwriters agree, severally and not jointly, with the Company to conduct the offering of the Securities in accordance with the Prospectus Supplement.

8.	Indemnification and Contribution.

(a) The Obligors will jointly and severally indemnify and hold harmless each Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus, including any road show, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement or Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, any such issuer information, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Obligors will not be liable under this Section 8(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Parent by the Representatives, on behalf of the Underwriters, expressly for use therein (which information is specified in Section 13 hereof).

(b) Each Underwriter, severally, but not jointly, will indemnify and hold harmless the Obligors against any loss, claim, damage or liability (or any action in respect thereof) to which the Company or the Parent may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Obligors promptly after receipt of invoices from the Company, as the case may be, for any legal or other expenses reasonably incurred by the Company or the Parent in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Parent by the Representatives, on behalf of such Underwriter, expressly for use therein (which information is specified in Section 13 hereof).

(c) Promptly after receipt by any indemnified party under Section 8(a) or 8(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under such subsection, notify each indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify each such indemnifying party will not relieve it from any liability which it may have under this Section 8 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action will be brought against any indemnified party, and it notifies each indemnifying party thereof, each such indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with each other similarly notified indemnifying party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from each indemnifying party to the indemnified party of its election to assume the defense of such claim or action, each such indemnifying party will not be liable to the indemnified party under Section 8(a) or 8(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that the Underwriters will have the right to employ counsel to represent the Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Parent under Section 8(a) if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Underwriters have been advised by counsel that there may be one or more legal defenses available to the Underwriters that are different from or additional to those available to the Company or the Parent and in the judgment of such counsel it is advisable for the Underwriters to employ separate counsel or (iii) the Obligors have failed to assume the defense of such action and employ counsel satisfactory to the Underwriters, in which event the reasonable fees and expenses of such separate counsel will be paid by the Obligors. No indemnifying party will (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of each indemnifying party or if there be a final judgment of the plaintiff in any such action, each such indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) above, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(a) or 8(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Obligors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Parent on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Obligors on the one hand and the Underwriters on the other hand will be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Parent or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Parent and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 8(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 8(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 8(d). Notwithstanding the provisions of this Section 8(d), no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 8(c) above).

(e) The obligations of the Obligors under this Section 8 will be in addition to any liability that the Company or the Parent may otherwise have, and will extend, upon the same terms and conditions set forth in this Section 8, to the respective officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 8 will be in addition to any liability that the respective Underwriters may otherwise have, and will extend, upon the same terms and conditions, to each director of the Company or the Parent (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company or the Parent), to each officer of the Obligors who has signed the Registration Statement and to each person, if any, who controls the Company or the Parent within the meaning of the Securities Act.

9.	Substitution of Underwriters.

If any Underwriter defaults in its obligation to purchase the principal amount of the Notes that it has agreed to purchase under this Agreement, the non-defaulting Underwriters will be obligated to purchase (in the respective proportions that the principal amount of the Notes set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Notes less the principal amount of the Notes that the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Notes that the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Notes if the total principal amount of the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total principal amount of the Notes, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the principal amount of the Notes set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representatives who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Parent, except for the indemnity and contribution agreements of the Company, the Parent and the Underwriters contained in Section 8 of this Agreement. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 9.

If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Notes of a defaulting Underwriter, the Representatives may postpone the Closing Date for up to seven full Business Days in order that the Obligors may effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and the Obligors agree to file promptly any amendments or any supplements to the Registration Statement or the Prospectus that, in the opinion of the Representatives, may thereby be made necessary.

Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.

10.	Termination.

Until the Closing Date, this Agreement may be terminated by the Representatives on behalf of the Underwriters by giving notice as hereinafter provided to the Company if (i) the Obligors have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any of the events described in Sections 6(j) and 6(k) of this Agreement, shall have occurred, or (iii) any other condition to the Underwriters’ obligations hereunder is not fulfilled. Any termination of this Agreement pursuant to this Section 10 will be without liability on the part of the Company, the Parent or any Underwriter, except as otherwise provided in Sections 4(f) and 8 hereof.

Any notice referred to above may be given at the address specified in Section 12 of this Agreement in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

11.	Survival of Certain Provisions.

The agreements contained in Section 8 of this Agreement, the representations, warranties and agreements of the Obligors contained in Sections 1 and 4 of this Agreement will survive the delivery of the Securities to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

12.	Notices.

Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company or the Parent, such notice will be in writing by mail, electronic mail or facsimile transmission addressed to the Company at 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, Attention: Melanie M. Trent (E-Mail: meltre@rowancompanies.com), with a copy to Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, Attention: Sean T. Wheeler (Fax: 713-546-5401), and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing by mail, telex or facsimile transmission addressed to each of the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, New York, New York 10020, Attention: High Yield Legal Department (Fax: (212) 901-7897) and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), respectively, with a copy to Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, Attention: Gerald M. Spedale (Fax: 713-229-7734).

13.	Information Furnished by Underwriters.

The Underwriters severally confirm that the statements in the fifth paragraph, the statements in the third sentence of the seventh paragraph and the statements in the tenth paragraph, in each case, under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, constitute the only written information furnished to the Company or the Parent by the Representatives on behalf of the Underwriters, referred to in Sections 1(e), 1(f), 1(g), 8(a) and 8(b) of this Agreement.

14.	Research Analyst Independence.

The Obligors acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the Parent and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Obligors hereby waive and release, to the fullest extent permitted by law, any claims that the Obligors may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Parent by such Underwriters’ investment banking divisions. The Obligors acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.	Nature of Relationship.

The Obligors acknowledge and agree that in connection with the offering and the sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Parent and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company or the Parent, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Obligors, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Parent shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company or the Parent. The Obligors hereby waive any claims that the Company or the Parent may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16.	Parties.

This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Obligors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Obligors contained in this Agreement will also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnification agreement of the Underwriters contained in Section 8 of this Agreement will be deemed to be for the benefit of directors of the Company, the Parent, officers of the Obligors who signed the Registration Statement and any person controlling the Company or the Parent within the meaning of Section 15 of the Securities Act. Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17.	Definition of “Business Day”.

For purposes of this Agreement, “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City.

18.	Governing Law.

This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

19.	Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20.	WAIVER OF JURY TRIAL.

THE OBLIGORS AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.	Counterparts.

This Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

(Signature Page Follows)

If the foregoing correctly sets forth the agreement among the Obligors and the several Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ROWAN COMPANIES, INC.

By:	/s/ Stephen M. Butz
Stephen M. Butz
Executive Vice President and Chief Financial Officer

ROWAN COMPANIES PLC

By:	/s/ Stephen M. Butz
Stephen M. Butz
Executive Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

Confirmed and accepted as of the date first above mentioned

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BARCLAYS CAPITAL INC.

As Representatives and on behalf of the several Underwriters named in Schedule I hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ John Pantalena
Name:	John Pantalena
Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Gregory Hall
Name:	Gregory Hall
Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Principal Amount of Notes (and the related Guarantees)
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	$86,300,000.00
BARCLAYS CAPITAL INC.	$86,300,000.00
DNB MARKETS, INC.	$41,900,000.00
WELLS FARGO SECURITIES, LLC	$41,900,000.00
CITIGROUP GLOBAL MARKETS INC.	$35,600,000.00
DEUTSCHE BANK SECURITIES INC.	$35,600,000.00
GOLDMAN, SACHS & CO.	$35,600,000.00
MUFG SECURITIES AMERICAS INC.	$35,600,000.00
HSBC SECURITIES (USA) INC.	$27,900,000.00
MORGAN STANLEY & CO. LLC	$25,400,000.00
RBC CAPITAL MARKETS, LLC	$20,400,000.00
SCOTIA CAPITAL (USA) INC.	$12,500,000.00
CLARKSONS PLATOU SECURITIES, INC.	$7,500,000.00
PARETO SECURITIES INC.	$7,500,000.00

Total	$500,000,000

SCHEDULE II

Please see the Free Writing Prospectus filed by Rowan Companies plc and Rowan Companies, Inc. on December 7, 2016

ANNEX A

1.    The Company is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the following States: Louisiana, Mississippi, Texas.

2.    The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

3.    The Indenture, including the Guarantee of the Parent contained therein, has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company and the Parent, enforceable against the Company and the Parent in accordance with its terms.

4.    The Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Company and the Parent, enforceable against the Company and the Parent in accordance with their terms.

5.    The execution and delivery of the Underwriting Agreement, the Indenture and the Notes by the Company and the Parent and the issuance and sale of the Notes by the Company and the Guarantees by the Parent to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:

(i)    violate the provisions of the Governing Documents of the Company; or

(ii)    result in the breach of or a default under any of the Specified Agreements by the Company;

(iii)    result in the creation of any lien upon any property or assets of the Company or the Parent under any Specified Agreement;

(iv)    violate any federal, New York or Texas statute, rule or regulation applicable to the Company or violate the DGCL; or

(v)    require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Company or the DGCL on or prior to the date hereof that have not been obtained or made.

6.    The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act, and the specified IFWP has been filed in accordance with Rule 433(d) under the Act.

7.    The Registration Statement at December 6, 2016, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3ASR under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T, Form T-1 or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

8.    Each of the Incorporated Documents, as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements for reports on Forms 10-K, 10-Q, and 8-K, as the case may be, under the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, such reports. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.

9.    The statements under the captions “Description of Debt Securities” and “Description of Guarantees” in the Base Prospectus and the statements in the Preliminary Prospectus, the Specified IFWP and the Prospectus under the caption “Description of Notes,” insofar as they purport to describe or summarize certain provisions of the Notes or the Indenture are accurate summaries or descriptions in all material respects.

10.    The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

11.    The Company is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

12.    Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Preliminary Prospectus and the Prospectus, we hereby confirm that the statements in the Preliminary Prospectus and the Prospectus under the caption

ANNEX A -2

“Material United States Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

ANNEX A -3

ANNEX B

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, any Specified IFWP, the Prospectus or the Incorporated Documents, and have not made an independent check or verification thereof. However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•	the Registration Statement, at the time it became effective on December 6, 2016, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of December 5, 2016 (together with the Incorporated Documents at that date and the Specified IFWP), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date hereof, (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus, the Incorporated Documents or the Form T-1.

ANNEX C

1.	Corporate Existence

The Parent has been incorporated and is existing as a public limited company under the laws of England.

2.	Corporate Authority

The execution and performance of the Principal Agreements has been duly authorised by all necessary corporate action on the part of the Parent.

3.	Capacity

The Parent has the requisite corporate capacity to enter into the Principal Agreements and to perform its obligations thereunder.

4.	Due Execution

Each of the Principal Agreements has been duly executed and delivered by the Parent.

5.	No Conflict

The entry into and performance of its obligations under the Principal Agreements by the Parent does not violate:

(a) its articles of association; or

(b) any existing laws of England and Wales applicable to companies generally.

6.	Choice of law

English courts of competent jurisdiction would recognise the choice by the Parent of the laws of the State of New York as a valid choice of the governing law of the Principal Agreements.

7.	Consents, Approvals, Authorisations, Orders and Licences

No consents, approvals, authorisations, orders or licences are required from any governmental, judicial or public body or authority in England in connection with the performance by the Parent of its obligations under, or the execution and delivery by the Parent of, the Principal Agreements.

8.	Registrations, Filings and Similar Formalities

There are no registrations, filings or similar formalities imposed in England in connection with (a) the sale or offering of the Notes by the Underwriters (or persons acting on their behalf), provided that no offer by the Issuer or the Underwriters (or any person acting on their behalf) is made in England, other than in the circumstances set out in section 86 of the FSMA, or (b) the performance by the Parent of its obligations under, or the execution and delivery by the Parent of, the Principal Agreements, or necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Principal Agreements before the English courts.

9.	United Kingdom Stamp Duty or Stamp Duty Reserve Tax

No United Kingdom ad valorem stamp duty or stamp duty reserve tax is payable in the United Kingdom upon the execution and delivery of the Principal Agreements. We have not been asked to, and we do not express (a) any other opinion as to such duties or taxes that will or may arise as a result of any other transaction effected in connection with the issue or offering of the Notes or the execution and delivery of the Principal Agreements, or (b) any opinion as to any other taxation (including, without limitation, Value Added Tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature (including, for the avoidance of doubt, such tax as may be levied in accordance with, but subject to derogation from, the Principal VAT Directive 2006/112 EC)) that will or may arise as a result of any transaction effected in connection with the Notes or the Principal Agreements.

10.	Enforcement of Foreign Judgments

A judgment of a relevant court sitting in the State of New York, being recognised by the English courts as having jurisdiction to give that judgment, finally and conclusively establishing a debt, should be capable of enforcement in the English courts without a retrial or re-examination of the matters thereby adjudicated, provided that the Parent may have defences open to it and enforcement may not be permitted if, amongst other things:

(a)    the judgment was obtained by fraud;

(b)    the judgment contravenes public policy in England and Wales;

(c)    the judgment is for a sum payable in respect of taxes, or other charges of a like nature or is in respect of a fine or other penalty or otherwise based on a foreign law that an English court considers to relate to a penal, revenue or other public law;

(d)    the judgment was obtained in proceedings contrary to natural or substantial justice;

(e)    the judgment amounts to judgment on a matter previously determined by an English court or conflicts with a judgment on the same matter given by a court other than a court of the State of New York;

(f)    the judgment is given in proceedings brought in breach of an agreement under which the dispute in question was to be settled otherwise than by proceedings in the courts of the State of New York, those proceedings were not brought in the courts of the State of New York by or with the agreement of the Parent, and the Parent did not counterclaim in the proceedings or otherwise submit to the jurisdiction of the courts of the State of New York, and provided that the said agreement for settlement of disputes was not illegal, void or unenforceable or was incapable of being performed for reasons not attributable to the fault of the party bringing the proceedings in which the judgment was given;

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(g)    the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained, or is a judgment that is otherwise specified in section 5 of the Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under section 1 of that Act; and

(h)    enforcement proceedings are not commenced within six years of the date of such judgment.

Under English law a judgment of a court of a foreign country has no direct operation in England and therefore cannot be immediately enforced by execution. A claimant may, however, be able to obtain summary judgment in an action in the English courts. If an English court gives judgment for the sum payable under a foreign judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the respondent may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the foreign proceedings.

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